Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the use of our report dated January 23, 2004, included in the Annual Report on Form 10-K of PRAECIS PHARMACEUTICALS INCORPORATED for the year ended December 31, 2003, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

/s/ Ernst & Young LLP

Boston, Massachusetts
May 5, 2004